Exhibit 8.1

Sherman & Howard L.L.C.	ATTORNEYS & COUNSELORS AT LAW
633 SEVENTEENTH STREET, SUITE 3000
DENVER, COLORADO 80202
TELEPHONE: (303) 297-2900
FAX: (303) 298-0940
WWW.SHERMANHOWARD.COM

December 6, 2012

Starz, LLC

8900 Liberty Circle

Englewood, Colorado 80112

Re:                             Starz, LLC

                                                                                                Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Starz, LLC, a Delaware limited liability company, Starz Finance Corp., a Delaware corporation (together with Starz, LLC, the “Co-Issuers”) and Starz Entertainment, LLC, a Colorado limited liability company (the “Guarantor” and together with the Co-Issuers, the “Credit Parties”), in connection with the public offering of $500,000,000 aggregate principal amount of the Co-Issuers’ 5.00% Senior Notes due 2019 (the “Exchange Notes”).  The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Co-Issuers’ issued and outstanding 5.00% Senior Notes due 2019 (the “Original Notes”) pursuant to (i) the Registration Statement on Form S-4 (the “Registration Statement”) as filed by the Credit Parties on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the related prospectus (the “Prospectus”) that forms a part of the Registration Statement.

Subject to the assumptions, qualifications and limitations set forth in the discussion in the Prospectus under the caption “United States Federal Income Tax Consequences,” we confirm that such discussion, insofar as it concerns conclusions of law, constitutes our opinion as to the material U.S. federal income tax consequences relating to the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer and of the ownership and disposition of Exchange Notes acquired pursuant to the Exchange Offer.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sherman & Howard L.L.C.
SHERMAN & HOWARD L.L.C.